SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the  registrant |X|

Filed by a party other than the registrant |_|
Check the appropriate box:

|_|  Preliminary Proxy Statement           |_| Confidential, For Use of the
                                               Commission Only (as permitted
|X|  Definitive Proxy Statement                by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         MANHATTAN BAGEL COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing Party:

     (4)  Date Filed:

                          MANHATTAN BAGEL COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
MANHATTAN BAGEL COMPANY, INC.

         The Annual Meeting of Shareholders of Manhattan Bagel Company, Inc. ("Manhattan Bagel") will be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724, on Thursday, June 26, 1997, at 10:00 A.M., for the purpose of considering and acting upon the following matters:

          (1)  Election of directors.

          (2) To approve an amendment to the Manhattan Bagel 1996 Stock Option Plan (the "1996 Plan") that provides that directors of Manhattan Bagel be eligible to receive awards under the 1996 Plan.

          (3) To ratify the previous grant to a certain non-employee director of stock options ("Director's Options") to purchase an aggregate of 30,000 shares of common stock, no par value, of Manhattan Bagel.

          (4) Such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 23, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to Manhattan Bagel in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your rights to attend the meeting and to vote your shares in person.

Dated:   Eatontown, New Jersey
         May 30, 1997
                                            By Order of the Board of Directors,

                                            Andrew Gennusa,
                                            Secretary

                          MANHATTAN BAGEL COMPANY, INC.

                             246 Industrial Way West
                           Eatontown, New Jersey 07724


                            ------------------------
                                 PROXY STATEMENT
                            ------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Manhattan Bagel Company, Inc. ("Manhattan Bagel" or the "Company") for use at the Annual Meeting of Shareholders on June 26, 1996 and at any adjournment thereof. May 30, 1997 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to shareholders.

         As of May 23, 1997, the record date for the meeting, Manhattan Bagel had outstanding 7,474,822 shares of common stock, no par value ("Common Stock"), each of which entitles the record holder thereof on such date to one vote on each matter presented at the meeting. The proxy solicited by this Proxy Statement is revocable at any time before it is voted.

         The presence at the meeting in person or by proxy of shareholders entitled to cast a majority of the votes at the meeting constitutes a quorum. The election of directors is decided by a plurality of the votes cast. The favorable vote of holders of shares entitling them to cast a majority of the votes entitled to be cast by holders present or represented at the meeting is required to approve the amendment to the Company's 1996 stock Option Plan (the "1996 Plan") and to ratify the grant of options ("Director's Options") to a certain non-employee director. Abstentions have the same legal effect as a vote against the approval of the amendment to the 1996 Plan and the ratification of the grant of the Director's Options. Broker non-votes have no effect on the proposals being acted upon.

         The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

         The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of the six current directors until the next annual meeting following the June 26, 1997 meeting, and until their respective successors are elected and qualified. Information with respect to each such nominee is set forth below:


NAME                AGE       POSITION WITH MANHATTAN BAGEL
----                ---       -----------------------------

Jack Grumet         60        Chairman of the Board and Chief Executive Officer

David Goldsmith     57        Vice Chairman of the Board

Jason Gennusa       38        President and Chief Operating Officer and Director

Andrew Gennusa      31        Executive Vice President and Director

Julia S. Heckman    47        Director

Jack Levy           45        Director


         JACK GRUMET became Chairman of the Board and Chief Executive Officer of the Company in April 1991. He was Chairman and Chief Financial Officer of Banner Financial Services, a wholesale mortgage broker, from April 1989 until April 1991. From 1984 to 1989, Mr. Grumet was involved as an executive officer in a variety of business enterprises. Prior to 1984, he was the founder and Chief Executive Officer of Jo-Ann's Nut House and Chez Chocolat, the nation's second largest retail franchise chain of nut and candy stores. The chain operated 149 locations in nineteen states with five branch warehouses. The company was sold in 1983 to Carrols Corporation.

         DAVID GOLDSMITH became director and Vice Chairman of the Board of the Company in April 1996, after serving as consultant to the Company since December 1995. Prior to joining the Company, from 1973 to 1996, Mr. Goldsmith was president and chief executive officer of Ventec Inc., a food manufacturing and distribution concern.

         JASON GENNUSA has been President, Chief Operating Officer and a director of the Company since he co-founded the Company in 1987. From 1981 until 1991, Mr. Gennusa was Vice President and a principal owner/operator of five Chicken Holiday restaurants located throughout New Jersey. Jason Gennusa and Andrew Gennusa are brothers.

         ANDREW GENNUSA has been Executive Vice President since June 1996 and a director (and Vice President) of the Company since 1987, and is the other co-founder of the Company. From 1985 until 1991, Mr. Gennusa was President and a principal owner/operator of five Chicken Holiday restaurants located throughout New Jersey. Andrew Gennusa and Jason Gennusa are brothers.

         JULIA S. HECKMAN became a director of the Company in November 1995. Ms. Heckman has been a Managing Director with Rodman & Renshaw, Inc.'s Investment Banking Group since April 1995 and had been a Managing Director with Mabon Securities Corp.'s Investment Banking Group since 1991. Prior to joining Mabon Securities Corp., Ms. Heckman was a Managing Director with Paine Webber Group Inc.'s Corporate Finance Group. Ms. Heckman serves as a director of ATC Environmental Inc., an environmental consulting and engineering firm.

         JACK LEVY became a director of the Company in October 1995. Mr. Levy has been engaged in the private practice of law in New York City since 1976. Since April 1996, Mr. Levy has been a partner with the law firm of Morrison Cohen Singer & Weinstein, LLP, counsel to the Company. From April 1995 to April 1996, he was a partner at Wise & Shepard, LLP and from April 1993 to April 1995, he was a partner at Lane & Mittendorf. From 1978 to April 1993, he was an attorney at Summit Solomon & Feldesman, first as an associate and from 1984 to 1993 as a partner.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Manhattan Bagel has a standing audit committee and a compensation committee and does not have a standing nominating committee of the Board of Directors. Julia Heckman and Jack Levy are the members of both the audit committee and compensation committee. The audit committee's duties include consulting with the Company's independent auditors concerning the scope of the audit and reviewing the results of their examination as well as the adequacy of internal controls. The audit committee will also meet with appropriate corporate personnel to review internal auditing programs. The audit committee is also responsible for recommending to the Board of Directors, the accounting firm to be employed by the Company as its independent auditors. The compensation committee will review compensation arrangements with senior executives. The audit committee held one meeting during 1996. The compensation committee did not hold any meetings during 1996. Manhattan Bagel's Board of Directors held twelve
(12) meetings during 1996 (not including actions by unanimous written consent). Each of the directors of the Company attended at least seventy-five percent (75%) of the aggregate of (i) the total meetings of the Board of Directors (held during the period for which such person was a director), plus (ii) the total number of meetings held by all committees of the Board of Directors on which the director served (during the period such person served).

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding shares of Common Stock beneficially owned within the meaning of Securities and Exchange Commission Rule 13d-3, as of May 23, 1997, by (i) each person known to Manhattan Bagel who owns at least five percent of the Common Stock, (ii) each of Manhattan Bagel's directors and nominees and executive officers, and (iii) all executive officers and directors as a group.

                                                                                   AMOUNT AND
                                                                                   NATURE OF
                                                                                   BENEFICIAL           PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNERS                                            OWNERSHIP (1)           OF CLASS
-------------------------------------                                            -------------           --------
Jack Grumet (2) (3) (4).......................................................      596,900                8.0%
David Goldsmith (2) (5) ......................................................       63,333                  *
Jason Gennusa (2) (6).........................................................      700,000                9.4%
Andrew Gennusa (2) (7)........................................................      700,000                9.4%
James J. O'Connor (2).........................................................        --                    --
Julia S. Heckman(8)...........................................................       30,000                  *
         2 World Financial Center, Tower B, 30th Floor
         New York, New York 10281
Jack Levy (9).................................................................        9,434                  *
         750 Lexington Avenue, 8th Floor
         New York, New York 10022
Grumet Partners, L.P. (3).....................................................      465,668                6.2%
         19 Seven Oaks Drive
         Holmdel, New Jersey 07733
All executive officers and directors as a group (7 persons) ..................    2,099,667               28.1%
----------------------------
        * Less than 1%
                                                                                           (footnotes on next page)

     (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned by such person.

     (2) The address of each of Jack Grumet, David Goldsmith, Jason Gennusa, Andrew Gennusa, and James J. O'Connor is c/o Manhattan Bagel Company, Inc., 246 Industrial Way West, Eatontown, New Jersey 07724.

     (3) Includes 465,668 shares held by Grumet Partners, L.P., a limited partnership of which Mr. Grumet and his sister, Linda Philips, are the general partners, and of which trusts for the benefit of Mr. Grumet's children are the limited partners. Linda Philips' address is 621 Terra Peralta Hills, Anaheim, California 92807.

     (4) Includes 100,000 shares owned by the estate of Mr. Grumet's wife.

     (5) Includes 63,333 shares issuable upon exercise of currently exercisable options. Does not include 66,667 shares of Common Stock issuable upon the exercise of options vesting in equal annual installments on January 29, 1998 and 1999.

     (6) Includes 39,000 shares held in trust for the benefit of members of Mr. Gennusa's family.

     (7) Includes 23,000 shares held in trust for the benefit of members of Mr. Gennusa's family.

     (8) Includes 30,000 shares of Common Stock issuable upon the exercise of the Director's Options. The grant of the Director's Options is subject to the ratification by the shareholders of the Company.

     (9) Includes 9,334 shares of Common Stock issuable upon exercise of currently exercisable options and 100 shares owned under the Uniform Gift to Minors Act for the benefit of Mr. Levy's daughter. Does not include 3,000 shares of Common Stock issuable upon the exercise of options vesting on January 3, 1998 and 6,666 shares of Common Stock issuable upon options vesting in equal annual installment on January 29, 1998 and 1999.


EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual compensation paid by Manhattan Bagel for the fiscal years ended December 31, 1994, 1995 and 1996, respectively, to the Chief Executive Officer and executive officers whose compensation exceeded $100,000 in 1996 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE
                                                ANNUAL COMPENSATION
         NAME AND
         PRINCIPAL POSITION                  YEAR              SALARY (1)
         ------------------                  ----              ------

         Jack Grumet                         1996              $131,506
           Chairman and Chief                1995              $121,880
           Executive Officer                 1994              $152,404
         David Goldsmith                     1996              $101,614
          Vice Chairman of
           the Board
         Jason Gennusa                       1996              $131,506
           President and Chief               1995              $120,358
           Operating Officer                 1994              $147,840
         Andrew Gennusa                      1996              $131,506
           Vice President                    1995              $122,084
                                             1994              $147,608

-------------------

         (1) Excluding perquisites and other personal benefits, securities and properties otherwise categorized as salary or bonuses which in the aggregate as for each named person did not exceed the lesser of either $50,000 or ten percent of the total of annual salary reported for such person.


         Manhattan Bagel entered into five (5) year employment agreements with each of Messrs. Jack Grumet, Jason Gennusa and Andrew Gennusa extending through December 31, 1998. Each such agreement provides for base annual compensation equal to $125,000, plus in the second, third, fourth and fifth years, increases based on increases in the consumer price index capped at 10% per annum. In addition, each agreement provides for bonus compensation equal to two percent of the Company's net income before taxes. Each of Messrs. Grumet, Gennusa and Gennusa waived such bonus compensation for 1995. The agreements contain customary provisions regarding benefits and restrictions on compensation.

         Mr. Goldsmith is employed under an arrangement which became effective April 23, 1996 and extends until December 31, 1998 under which he will receive compensation at the rate of $132,000 during 1996 and $150,000 in 1997 and 1998, plus in each year increases based on increases in the consumer price index capped at 10% per annum. In addition, Mr. Goldsmith is entitled to bonus compensation equal to two percent of the Company's net income before taxes, provided the net income of Manhattan Bagel meets stated amounts. Under the terms of the arrangement, if Mr. Goldsmith's employment is terminated by Manhattan Bagel without cause, he will be entitled to receive one year's salary. In addition, if Mr. Goldsmith's employment is terminated after a change of control of the Company, Mr. Goldsmith will be entitled to receive eighteen month's base salary, plus the bonus earned to date of termination. Mr. Goldsmith's also receives customary benefits and is restricted in competing with the Company after his employment is terminated. Mr. Goldsmith also has been granted 10 year options expiring 2006 to purchase 130,000 of common stock at an exercise price of $16.25, which was subsequently reduced to $5.50 per share. Of such options, 30,000 were vested on issuance, and the balance vests in three equal annual installments, on January, 29, 1997, 1998, and 1999, and unvested amounts will terminate in the event Mr. Goldsmith's employment is terminated without cause. Such options were granted while Mr. Goldsmith was engaged as a consultant to the Company.




                                                   OPTION GRANTS IN 1996
                                                    (INDIVIDUAL GRANTS)

                                          NUMBER OF
                                         SECURITIES         PERCENT OF TOTAL         EXERCISE
                                         UNDERLYING          OPTIONS GRANTED         PRICE PER
NAME                                       OPTIONS           TO EMPLOYEES IN           SHARE           EXPIRATION DATE
                                                                  1996
Jack Grumet......................             0                     0                    0
David Goldsmith..................        130,000(1)               23.7%              $16.25(2)         January 29, 2006
Jason Gennusa....................             0                     0                    0
Andrew Gennusa...................             0                     0                    0
-------------------

         (1) Options in the amount of 30,000 were vested upon issuance on January 29, 1996 and the balance becomes exercisable in three equal annual installments on January 29, 1997, 1998 and 1999.

         (2) On April 1, 1997, the exercise price per share was reduced to $5.50 from $16.25.


                                     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES
                               SHARES                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                              ACQUIRED                             OPTIONS AT,                 THE-MONEY OPTIONS AT
                                 ON            VALUE            DECEMBER 31, 1996               DECEMBER 31, 1996
NAME                          EXERCISE       REALIZED       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
Jack Grumet ..............        0              0                      0                               0
David Goldsmith ..........        0              0                30,000/100,000                      0/0(1)
Jason Gennusa ............        0              0                      0                               0
Andrew Gennusa ...........        0              0                      0                               0

--------------------

         (1) At December 31, 1996, the exercise price of the options was $16.25 and the closing price of the Company's Common Stock on the Nasdaq National Market was $7.25. On April 1, 1997, the exercise price of the options was reduced to $5.50.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Manhattan Bagel's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in beneficial ownership of Manhattan Bagel's common stock. Based solely on a review of the copies of reports furnished to Manhattan Bagel and written representations that no Forms 5 were required, Manhattan Bagel believes that during 1995 all filing requirements applicable to executive officers and directors were complied with, except as follows: Julia Heckman filed one late report (Form 4) in regard to 1 transaction; Eugene Cerrotti filed a Form 5 late for one late report (Form 4) in regard to 1 transaction; Leonard R. Johnson, the former Chief Financial Officer of the Company, filed two late reports (Form 3 and a Form 5 in regard to a late report on Form 4) in regard to 1 transaction; David Goldsmith filed two late reports (Form 3 and a Form 5 in regard to a late report on Form 4) in regard to 1 transaction; Jack Levy filed a Form 5 for one late report (Form 4) in regard to 1 transaction; and Walter Cruickshank filed two late reports (Form 3 and a Form 5 in regard to a late report on Form 4) in regard to 1 transaction.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Messrs. Jack Grumet and Jason Gennusa and members of their families are investors in Manda Associates, which was founded in 1991 to provide equipment lease financing to Manhattan Bagel and Manhattan Bagel's franchisees. Manda Associates formed separate partnerships to finance individual franchisees. To date, a total of approximately $542,000 has been invested in 17 separate partnerships. Additionally, amounts owed by Manhattan Bagel to Manda Associates for notes payable aggregated approximately $13,000. Although Manhattan Bagel does not expect that the financing from the principal shareholders and their families will continue in the future, circumstances may arise when other conventional financing may not be available to franchisees, in which event Manda Associates may assist in financing arrangements with such franchisees.

         Two of Manhattan Bagel's franchises are owned by Mr. Grumet's son. The terms of the franchises are the same as in other franchised stores. Mr. Grumet also owns a satellite store which sells bagels baked by another franchised store.

         Main Street Bagel, Inc. ("Main Street"), a company owned by Messrs. Jason Gennusa and Andrew Gennusa, owes Manhattan Bagel $81,400, pursuant to a note bearing interest at 9% per annum due July 2002 with interest only through October 1995, and monthly installments of various amounts, including principal and interest, from November 1995 through June 2002. This loan was made for bona fide business purposes. Main Street was a franchisee of Manhattan Bagel and previously operated a Manhattan Bagel Company store. Manhattan Bagel had provided financing to Main Street to fund the construction and start-up costs of the store at the time Main Street was two-thirds owned by Messrs. Gennusa and Gennusa. The franchise and store were sold to an unrelated third party in May 1993, for a purchase price of $150,000, payable $40,000 in cash at the closing and the balance of $110,000 in monthly installments over a period of eight years with interest at 9% per annum. Main Street is expected to pay the outstanding loan to Manhattan Bagel from the proceeds of the monthly installments it receives from the third party franchisee.

         Manhattan Bagel was founded in October 1987 by Messrs. Jason Gennusa and Andrew Gennusa, each of whom acquired 50% of the then outstanding shares for nominal consideration. Mr. Jack Grumet joined Manhattan Bagel in April 1991 and acquired his portion of the outstanding shares for nominal consideration.
Pursuant to an agreement with the Underwriter, immediately prior to the effectiveness of the registration statement relating to Manhattan Bagel's June 1994 public offering, each of Messrs. Jack Grumet, Jason Gennusa and Andrew Gennusa contributed, for no consideration, 150,000 shares of Common Stock.

         Julia S. Heckman, a director of the Company, is a Managing Director with Rodman & Renshaw, Inc.'s Investment Banking Group. Rodman & Renshaw, Inc. acted as co-managing underwriter of Manhattan Bagel's November 1995 public offering in which the Company sold 1,618,000 shares, including shares sold pursuant to the underwriters overallotment option. The underwriting discounts on such shares aggregated $1,909,240. Ms. Heckman was elected to the board in November 1995 pursuant to the underwriting agreement under which Rodman &
Renshaw, Inc. had the right to appoint a member to the Board of Directors to serve until the 1996 Annual Meeting. Rodman & Renshaw, Inc. also acted as one of the underwriters of an underwritten public offering of shares owned by a selling shareholder pursuant to which Manhattan Bagel sold 90,000 upon exercise of the underwriters' overallotment option. The aggregate underwriting discount relating to these overallotment shares was $113,850.

         Law firms of which Jack Levy is or has been a partner have acted as counsel for Manhattan Bagel since 1993. Jack Levy has been a Director of Manhattan Bagel since October 1995.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF ALL THE NOMINEES.


                                   PROPOSAL 2

                AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN

GENERAL

         The Company's 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors in January 1996. The shareholders of the Company approved the 1996 Plan on June 26, 1996 at the annual meeting of shareholders. In May, 1997, the Board of Directors amended the 1996 Plan to (i) provide that directors of Manhattan Bagel be eligible to receive awards under the 1996 Plan and (ii) delete the requirement that the 1996 Plan be administered by "disinterested directors". Pursuant to the provisions of the 1996 Plan, only the amendment to make directors eligible to receive awards requires shareholder approval. The material features of the 1996 Plan as currently in effect are described in "Description of the 1996 Plan as Currently in Effect" below.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

         In 1996, the Securities and Exchange Commission amended the so-called "short swing profit rules" issued pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of those amendments, Rule 16b-3 now provides an exemption from liability under Section 16(b) of the Exchange Act for options granted to any and all directors. The amendments to the Section 16 rules also removed the requirement that options be granted by a committee consists of at least two "disinterested directors". Accordingly, the Board of Directors has adopted an amendment to the 1996 Plan to allow directors to be granted options under the 1996 Plan. However, no such grants can be made unless the proposal is adopted by the shareholders. The Board of Directors believes that the ability to grant options to directors under the 1996 Plan will help attract and retain the best qualified persons as directors and will strengthen the desire of directors to remain with the Company by giving them the opportunity to acquire an equity investment in the Company.

NEW PLAN BENEFITS

         The committee that administers the 1996 Plan has the discretion to determine the awards, if any, to be granted to any eligible person under the 1996 Plan. Accordingly, the awards that will be granted to any individual is not determinable.

         The following table sets forth, as of May 23, 1997, (a) the options granted under the 1996 Plan to each of the Named Executives, all current executive officers as a group, all current non- executive-officer directors as a group and all non-executive-officer employees as a group; and (b) the dollar value of such options:


                                                                               Securities
                                                                               Underlying
NAME OF INDIVIDUAL OR GROUP                                                 Options Granted        Dollar Value (1)
---------------------------                                                 ---------------        ----------------
Jack Grumet............................................................              --                    --
   Chairman and Chief Executive Officer
David Goldsmith........................................................          130,000                $73,125(2)
   Vice Chairman of the Board
Jason Gennusa..........................................................              --                    --
   President and Chief Operating Officer
Andrew Gennusa.........................................................              --                    --
   Vice President
All current executive officers as a group (5 persons)..................          230,000(3)            $104,375(2)(3)
All current non-executive-officer directors as a group (2 persons).....           10,000                     $0(4)
All non-executive-officer employees as a group (514 persons)...........          429,863                     $0(5)


----------------
         (1) Based on the difference between (a) the closing price of the Common Stock of the Company, as listed on the Nasdaq National Market, on May 21, 1997 of $6.0625 and (b) the exercise price of the options.

         (2) The exercise price of the options when granted on January 29, 1996 was $16.25. On April 1, 1997, the exercise price was reduced to $5.50. Only 63,333 shares are issuable upon exercise of currently exercisable options. The remaining 66,667 shares are issuable upon the exercise of options that vest in equal annual installments on January 29, 1998 and 1999.

         (3) Includes 130,000 shares issuable upon the exercise of options granted to David Goldsmith and 100,000 shares issuable upon the exercise of options granted to James O'Connor, the Chief Financial Officer of the Company. See note 2 above for information on Mr. Goldsmith's options. The exercise price of Mr. O'Connor's options is $5.75, and such options vest in three (3) equal annual installments on March 5, 1998, 1999 and 2000.

         (4) The exercise price of options granted on January 29, 1996, exercisable to purchase an aggregate of 10,000 shares, is $16.25.

         (5) $18.34 represents the weighted-average exercise price of such options.

DESCRIPTION OF THE 1996 PLAN AS CURRENTLY IN EFFECT

         Under the 1996 Plan, options to purchase an aggregate of 750,000 shares of Manhattan Bagel's Common Stock may be granted from time to time to employees, including officers and directors who are employees of, and consultants to Manhattan Bagel or of any subsidiary of Manhattan Bagel. Approximately 520 current employees, including five executive officers, are eligible to participate in the 1996 Plan.

         The 1996 Plan is to be administered by a committee (the "Committee"), appointed by the Board of Directors. The members of the Committee are currently Messrs. Jack Grumet, Jason Gennusa and Andrew Gennusa. Prior to the Board of Directors amending the 1996 Plan to remove the "disinterested director" requirement, each of Messrs. Jack Grumet, Jason Gennusa and Andrew Gennusa had agreed that he would not be eligible for awards of options under the 1996 Plan or any other plan of the Company. The Committee is generally empowered to interpret the 1996 Plan, to prescribe rules and regulations, relating thereto, to determine the terms of option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted and to determine the number of shares subject to each option granted.

         The per share exercise price of each option is established by the Committee and in each instance will not be less than the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO, as defined below, if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Manhattan Bagel or any of its subsidiary corporations (a "10% Holder")). Upon exercise of an option, the optionee may pay the purchase price with securities of Manhattan Bagel previously acquired by him, if so permitted by the Committee or by the related option agreement.

         Options will be exercisable for a term determined by the Committee, which term will not be greater than ten years from the date of grant (five years for ISOs granted to a 10% Holder). Except in the event of certain terminations of employment or death or permanent and total disability, no option may be exercised unless the holder thereof is then an employee of Manhattan Bagel or any subsidiary corporation. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or his guardian or legal representative.

         Options granted pursuant to the 1996 Plan may be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1996 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of Manhattan Bagel and any subsidiary corporation) may not exceed $100,000.

TAX CONSEQUENCES

         Manhattan Bagel has been advised as follows regarding the federal income tax consequences with respect to stock options, ISOs and payment in stock of the exercise price of options under the 1996 Plan.

         Optionees will not be taxed upon the grant of an option. Except as noted below, the time of exercise of an option other than an ISO, the optionee generally will recognize ordinary income in an amount equal to the excess of the then fair market value of the shares over the option price, and Manhattan Bagel generally will be entitled to a deduction in the same amount. The shares acquired pursuant to the exercise for an option other than an ISO will have a basis to the optionee equal to their fair market value on, and a holding period commencing on, the date of exercise.

         At the time of exercise of an ISO, the optionee will recognize no income, and Manhattan Bagel will not be entitled to any deduction; the optionee generally will have an item of tax preference equal to the excess of fair market value of the shares at such time over the option price.

         Upon the sale of a share acquired pursuant to the exercise of an option other than an ISO, any gain or loss will result in a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share sold is a capital asset in the hands of the holder. Upon the sale of a share acquired pursuant to the exercise of an ISO, any gain or loss will be measured by the difference between the amount realized on such sale and the exercise price, provided the share sold is a capital asset in the hands of the holder, any such gain will be long term capital gain if at the time of sale the optionee held the share at least one year after its issuance to him following exercise and at least two years since the grant of the ISO. In the case of a disposition of an ISO share having a shorter holding period (a "Premature Disposition"), a portion (or all) of such gain will be ordinary income to the extent of the lesser of (a) the excess of the fair market value of the share at the time of exercise over the option price and (b) the gain on the sale, and Manhattan Bagel will be entitled to a deduction in the same amount.

         If the optionee uses previously acquired shares of Common Stock to pay the exercise price of a stock option, the optionee ordinarily will not recognize taxable income to the extent that the number of new shares of Common Stock received does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis and holding period of the shares received without recognition of taxable income will be determined by reference to the basis and holding period of the shares surrendered as payment. If a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, where an ISO is being exercised, such excess shares will have a zero basis in the hands of the holder; when an option other than an ISO is being exercised, the option holder will be required to include in gross income (and Manhattan Bagel will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares, and the holding period will commence on the exercise date.

         Moreover, if stock previously acquired by exercise of an ISO is transferred in connection with the exercise of another ISO, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the statutory stock option rules, then such transfer would be treated as a Premature Disposition. Accordingly, with respect to the shares so transferred, an option holder would recognize ordinary income under the rules governing a Premature Disposition discussed earlier in this section. However, the shares so acquired upon exercise of and ISO can still qualify for ISO treatment, if all of the other ISO requirements are fulfilled.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN.


                                   PROPOSAL 3

                           GRANT OF DIRECTOR'S OPTIONS

GENERAL

         On May 16, 1997, the Board of Directors granted options (the "Director's Options") to Julia S. Heckman (the "Director"), a non-employee director of the Company. A portion of the Director's Options reflect an adjustment to the exercise price and vesting of an option to purchase an aggregate of 10,000 shares previously granted to the Director in October 1996. The material features of the Director's Options are described in "Description of Director's Option Agreement" below.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

         The Director's Options were granted to the Director in consideration of her services rendered to the Company as a non-employee director, and as an incentive for the continuation of her services as a director of the Company. The grant of the Director's Options to the Director are being submitted for shareholder ratification pursuant to the regulations of the Nasdaq Stock Market, Inc.

DESCRIPTION OF THE DIRECTOR'S OPTION AGREEMENT

         EXERCISE PRICE, VESTING AND EXPIRATION. The exercise price of the Director's Options is $5.00 per share. The Director's Options vested in full on the date of grant. The Director's Options may be exercised as to all or a portion of the shares at any time until the close of business on October 4, 2006.

         NON-TRANSFERABILITY. The Director's Options are not transferable by the Director other than by will or the laws of descent and distribution.

         ADJUSTMENT OF SHARES. In the event of any change in the Company's Common Stock subject to the Director's Options, by reason of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, such adjustment shall be made in the number of shares subject to the Director's Options and the price per share to give proper effect to such event.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE DIRECTOR'S OPTIONS

         The Director's Options have the same tax consequences as non-ISO options granted under the 1996 Plan, as discussed in the "Tax Consequences" section of "Description of the 1996 Plan as Currently in Effect" above.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE GRANT OF THE OPTIONS TO THE DIRECTOR.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Ernst & Young, LLP has been selected to serve as independent auditors of Manhattan Bagel for its fiscal year ending December 31, 1997. Representatives of Ernst & Young, LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. Ernst & Young, LLP served as the independent auditors of Manhattan Bagel for its fiscal year ended December 31, 1996.

         On September 13, 1995, Manhattan Bagel dismissed Amper, Politziner & Mattia ("AP&M") as its independent accountants. Their report on Manhattan Bagel's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor was such report modified as to uncertainty, audit scope or accounting principles. There were no disagreements between Manhattan Bagel and AP&M on any matter of accounting principles or practices, financial statement disclosure or auditing scope or proceeding, which if not resolved to AP&M's satisfaction would have caused AP&M to make reference to the subject matter of its disagreements in connection with their report. The dismissal of AP&M was approved by Manhattan Bagel's Board of Directors.

         On September 14, 1995, Manhattan Bagel engaged Ernst & Young, LLP as its independent accountants.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by Manhattan Bagel at its principal executive offices by January 28, 1998.

                                     GENERAL

         The Board of Directors did not know, a reasonable time before the commencement of the solicitation, of any business constituting a proper subject for action by the shareholders to be presented to the meeting other than as set forth in this Proxy Statement. However, if any other matter should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

         MANHATTAN BAGEL'S FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1996, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO MANHATTAN BAGEL COMPANY, INC., 246 INDUSTRIAL WAY WEST, EATONTOWN, NEW JERSEY 07724,
ATTENTION: INVESTOR RELATIONS DEPARTMENT.

         Manhattan Bagel will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and other custodians to forward to beneficial owners of stock held in their names, and Manhattan Bagel will reimburse these organizations in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies will also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of Manhattan Bagel, who will receive no additional compensation therefor.

                                            By Order of the Board of Directors,


                                            Andrew Gennusa,
                                            Secretary

                                                             FRONT OF PROXY CARD


                          MANHATTAN BAGEL COMPANY, INC.
                                    P R O X Y

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 26, 1997

This proxy is solicited on behalf of the Board of Directors. Unless otherwise properly marked, this proxy will be voted FOR the nominees for directors and for Proposals 2 and 3.

         The undersigned hereby appoints Jack Grumet, Jason Gennusa, Andrew Gennusa and James J. O'Connor, and each of them, each with full power to act without the other and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all of the shares of Common Stock of Manhattan Bagel Company, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held on Thursday, June 26, 1997, at 10:00 A.M., local time, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below:
(1) Election of
    Directors        |_| FOR ALL NOMINEES      |_| AUTHORITY WITHHELD
                     (except as marked to the contrary)     as to all nominees

NOMINEES:  Jack Grumet, David Goldsmith, Jason Gennusa, Andrew Gennusa, Julia S.
           Heckman, Jack Levy

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------


(2) Approval of the amendment to           |_| FOR     |_| AGAINST   |_| ABSTAIN
    the 1996 Stock Option Plan

(3)  Ratification of the grant             |_| FOR     |_| AGAINST   |_| ABSTAIN
     to a certain non-employee
     director of stock options
     to purchase an  aggregate
     of   30,000   shares   of
     common   stock,   no  par
     value

(4) Upon all such other matters as may properly come before the meeting or any adjournments thereof, as the proxies, in their discretion may determine.

                                                              BACK OF PROXY CARD

                          (continued from Reverse Side)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





                                                Dated:____________________, 1997

                                                  ------------------------------
                                                           Signature

                                                  ------------------------------
                                                     Signature if held jointly

--------------------------------------------------------------------------------

         PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.